Exhibit 23(a)

                     CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 4, 1998 which appears on page 29 of Leggett & Platt Incorporated and Subsidiaries' Annual Report on Form 10-K for the year ended December 31, 1997.

/s/  PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
St. Louis, Missouri
December 17, 1998